                      MORGAN STANLEY LIMITED DURATION FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        NOVEMBER 1, 2007 -APRIL 30, 2008

   SECURITY     PURCHASE/   SIZE OF  OFFERING        TOTAL          AMOUNT OF    % OF     % OF FUNDS
  PURCHASED    TRADE DATE  OFFERING  PRICE OF      AMOUNT OF         SHARES     OFFERING     TOTAL        BROKERS        PURCHASED
                                      SHARES        OFFERING        PURCHASED  PURCHASED    ASSETS                         FROM
                                                                     BY FUND    BY FUND
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                         Citi, Bear
                                                                                                        Stearns & Co.
   Daimler                                                                                             Inc., Goldman,    JPMorgan
Chrysler Auto                                                                                           Sachs & Co.,    Securities
 Trust 2007     11/15/07      --      $99.993  $28,997,920,700.00  750,000.00     0.26%     0.78%       Deutsche Bank
 5.000% due                                                                                              Securities,
  2/8/2012                                                                                            JPMorgan, Morgan
                                                                                                           Stanley